Exhibit 10.6

EMPLOYMENT CONTRACT

In accordance with the Luxembourg “Code du Travail”, the following contract is made between Delphi International Operations Luxembourg S.a.r.l.

hereafter referred to as the ‘Company’

and Liam BUTTERWORTH

Residing [•]

hereafter referred to as the ‘Employee’:

ARTICLE 1 – Position of employment

The Company takes the Employee into its service as a salaried employee. The job will be Senior Vice President & President, Powertrain Systems [Level: EXECUTIVE BAND G] starting on February 1st, 2014. It is expected that the Employee will carry out the duties outlined in the agreed job description efficiently and in the best interest of the Company and the safety of its employees.

This position will be based in Luxembourg and given the Status of the position; a future assignment to a different location/country is possible.

ARTICLE 2 Seniority

You will not be subject to a probationary period and your seniority with other Delphi entities will be recognized from January 1st 2000 to January 31st, 2014.

ARTICLE 3 – Hours of work

The Company’s normal business hours are from 09.00 am to 17.00 pm from Monday to Friday and employees are required to work a minimum of 40 hours per week. Together with his/her supervisor the employee defines his/her individual work-schedule that fits within the department work-schedule. Overtime and flextime conditions are specified in the Site Procedures on the CTCL intranet.

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0

ARTICLE 4 – Salary

Gross monthly salary will be 35,000-€ [annual gross including 13th month: Salary 455,000.-€] (COLA 775.17). A year end gratuity equal to one month salary is paid to all employees in December. The salary is subject to deductions of legal contributions and taxes which will be made prior to payment without consent of the Employee. No fees other than those required by law can be collected by the Company. Salary payments are made at the end of each calendar month directly into the Employee’s nominated bank account.

ARTICLE 5 – Additional payments

•	Vacation allowance::

A vacation allowance linked to seniority is paid during the month of June. During the first 5 years of service the amount of the vacation allowance is: 350,00 €- gross per year as of January 2012. As of the 6th year of service: 130,00 €,- gross will be added to the base of : 350,00 €,- for each year of seniority exceeding 5 years as of June 2014.

During the first year of service these payments are calculated on a prorate basis.

•	AIP Bonus Scheme:

You will be eligible to an Annual Incentive Plan based on your individual performance and on the performance of Delphi. Your annual target will be communicated to you separately. Please note that the Annual Incentive Plan can be stopped by Delphi at any time or the rules of such plan can be changed at any time by Delphi.

•	Long Term Incentive Scheme:

You will be eligible to a Long Term Incentive plan in accordance with Delphi policies.

•	Company car:

You will have the use of a company car according to the current procedure implemented at Delphi Luxembourg which can be changed at any time by Delphi Luxembourg.

ARTICLE 6 – Pension Scheme & Group Life Insurance

The Company provides for a pension plan which an Employee is eligible to join when he/she fulfills the criteria for affiliation after which time contributions become mandatory. Details of the scheme are available on the CTCL intranet.

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0

ARTICLE 7 – Company Practices

In consideration of the opportunities which employment affords the Employee to become acquainted with the Company’s business, including the activities of the Company in connection with engineering, research and development work, the Employee agrees that any inventions or improvements which he/she may conceive, make, invent, suggest or contribute to during the term of the employment with the Company under this Agreement relating to any matter or thing, including processes and methods of manufacture, which may be connected in any way with the Employee’s work or related in any way to the Company’s business, existing or anticipated, at any time throughout the employment, the employee forgoes all/any rights to either during or following the term of the employment to apply for letters, patent or similar privileges in respect thereof in any country.

The Employee further agrees not to reveal to any person, unless authorized by the Company or its duly authorized officials, any information concerning the inventions, improvements or other confidential matters of the Company.

For the protection of all/any patents, secret processes and trade secrets of the Company and unless he/she is exempted by the provisions of article 13 of the “Texte coordonné”, the Employee undertakes that throughout the period of one year immediately following the end of the employment with the Company, he/she will not, without the prior written consent of the Company (such consent not to be unreasonably withheld), directly or indirectly on his/her own account or as an employee or agent of any person anywhere, be concerned or engaged in the engineering and/or manufacture of any product, component, sub-system, system in relation to, while in the employment of the Company he/she will have learned or had access to, any secret process or trade secrets of the Company.

The Employee agrees that he/she will, at the request of the Company, at any time during the employment or thereafter assign to the Company the said inventions and improvements and any patent applications filed or patents granted thereon and will execute any patent papers covering such inventions or improvements as well as any papers that the Company may consider necessary or helpful in the prosecution of patent applications thereon or in the conduct of any interference, litigation or any other controversy in connection therewith, all expense incident to the filing of such applications, the prosecution thereof, and the conduct of any such interference, litigation or other controversy to be borne by the Company.

ARTICLE 8 – Training

The company undertakes to provide the Employee with “on-job” training and/or personal development training. Should the Employee terminate his/her employment with the Company during, or within a period of twelve months of receipt of personal development training at the Company’s expense, the Employee agrees, upon request, to repay the Company for all/any training fees incurred including transportation and living expenses paid by the Company during that period of training.

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0

ARTICLE 9 – Business Trips

Where business trips are considered part of the job responsibility the Company will pay for and/or reimburse expenditure where necessary. The Employee will not, unless for personal reasons which would result in serious financial and/or family constraints, refuse the travel activity which may or may not include agreed periods of time away from home. All conditions for travelling are outlined in the Company’s Standard Procedure, Serial No. 3.

ARTICLE 10 – Driving License

Where a valid driver’s license is a job requirement the Employee must maintain the license during the time of employment. Termination of employment will result in the event that the driving license becomes revoked, suspended or restricted. Where a driving license is not a job requirement the employee is required to notify the Company immediately of any restrictions, suspensions or cancellations.

ARTICLE 11 – Vacation entitlement.

In addition to public holidays all Employees are entitled to 26 days of vacation per calendar year. As of the year employees reach 5 years of seniority with Delphi they are entitled to one additional day of vacation, for every 5 years of seniority with a maximum of 7 days for 35 years of seniority or more.

Entitlement to be taken in accordance with the Company policy.

ARTICLE 12 – Extraordinary leave.

All employees are entitled to additional days of leave in respect of immediate family births, death, weddings, civic duties and public holidays as detailed in the Company’s collective labor agreement.

ARTICLE 13– Miscellaneous Benefits.

Statutory benefits relating to insurance, sickness, accident, maternity, family allowances are provided for and so communicated to the Employee on commencement of employment.

ARTICLE 14 – Data protection

The employee is aware of the fact that all personal information provided by him/her are recorded in an electronic database and he/she agrees that this data as well as data recorded concerning career development may be shared with other Delphi entities in other geographical regions for career development purposes. The employee also agrees that the company shares his/her personal information necessary to administer employee benefits i.e. pension plan, life insurance with the service provider(s) contracted by the company.

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0

ARTICLE 16 – Termination of employment

This contract may be cancelled at any time by either party provided notice is given in accordance with the stipulations of the Luxembourg “Code du Travail”, livre I, Titre II – Chapters IV, V, VI, VII.

Upon termination of his/her employment, the Employee is required to return to the Company all drawings, blue-prints, manuals, letters, notes, notebooks, reports and all/any other material which are in the possession of or under the control of the Employee. This contract will automatically cease at the end of the month during which the Employee reaches 65 years of age.

This contract is made in the Grand-Duchy of Luxembourg whose laws and jurisdiction will determine the interpretation and execution of the present contract.

Made in duplicate and signed in

Bascharage, February 14th, 2014

Delphi International Operations Employee

Luxembourg S.a.r.l

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0

ADDENDUM TO THE EMPLOYMENT CONTRACT

Mr. Liam Butterworth (“the Employee”) and Delphi International Operations Luxembourg S.à.r.l. (“the Employer”) entered into an employment contract on 14 February 2014 (“the Employment Contract”), based on which the Employee acts as Senior Vice President & President, Powertrain Systems since 1 February 2014.

Whereas

•	On 1 November 2012 the Employee and Delphi Connection Systems Holding France SAS entered into an employment contract dated 1 November 2012.

•	On 3 December 2012 the Employee and Delphi Connection Systems Holding France SAS concluded an addendum to the employment contract dated 1 November 2012.

•	The before mentioned addendum provides that the Employee is eligible to a Long Term Plan, based on which the Employee is entitled to a target cash amount of a EUR 1,000,000 for the period starting on the 4th quarter 2012 and ending on 31 December 2015, or EUR 5,000,000 where Delphi Connection Systems Holding France SAS business plan over-performs by 20% the objective that has been set.

•	The Employee entered into an employment contract with Delphi International Operations Luxembourg S.à.r.l. since 1 February 2014. The Employee’s employment relationship with Delphi Connection Systems Holding France SAS ended on the same date. The parties understand that all rights accrued in connection with the Long Term Plan under the contract dated 1 November 2012 with Delphi Connection Systems Holding France SAS were lost as from 1 February 2014 when the employment relationship ceased between the Employee and Delphi Connection Systems Holding France SAS.

The Employee and the Employer wish to agree on the following amendments to the Employment Contract.

Article 1 Purpose of the Addendum

The purpose of the Addendum is to complement the provisions of the Employment Contract. Where applicable, the provisions of the Addendum supersede the provisions of the Employment Contract.

Article 2 Amendments to the Employment Contract

Article 5 (Additional payments) of the Employment Contract is completed as follows:

•	Other benefits

1. Upon completion of 12 months employment with the Employer, the Employer will pay an amount of EUR 377.000,- gross (AIP) to the Employee on 28 February 2015.

Delphi International Operations Luxembourg SARL TVA : 2004 2402 134
Avenue de Luxembourg
L-4940 BASCHARAGE

2. In order to compensate him for the loss of the benefits derived from the Long Term Plan implemented by his former employer, the Employee and the Employer agree that the Employee is eligible to:

•	An amount of EUR 520.000,- gross on 28 February 2015

•	An amount of EUR 780.000,- gross on 29 February 2016.

The Employer and the Employee agree that the amounts under 1. and 2. above may be partly or fully invested by the Employer in the purchase of warrants (“the Warrants”) issued by an external provider (ING or another Luxembourg financial service provider). The Warrants will have a length of approximately 15 years and will be based on a stock market index (eg. the DAX Index). The Employer may grant the Warrants to the Employee under the rules of the Employer Warrant Scheme, which features will be similar to the Warrant Scheme to which the Employee has participated in 2014. However, in the event that the granting of the Warrants becomes, for fiscal, legal or any other reason, no longer possible, or at any time upon his sole discretion, the Employer may decide to provide the Employee with a cash payment instead of a grant of Warrants.

The Employee’s rights to the above-mentioned payments lapse automatically upon termination of the Employee’s employment contract with the Employer.

Article 3

The Addendum applies with immediate effect as from its date of signature.

This Addendum is made in the Grand-Duchy of Luxembourg whose laws and jurisdiction will determine the interpretation and execution of the present contract.

Made in duplicate and signed in

Bascharage, 19 February 2015

Delphi International Operations Luxembourg S.à.r.l                         Employee

Delphi International Operations Luxembourg SARL TVA : 2004 2402 134
Avenue de Luxembourg
L-4940 BASCHARAGE

ADDENDUM TO EMPLOYMENT CONTRACT

Between :    Delphi International Operations Luxembourg S.A.

With registered office in Bascharage, route de Luxembourg

Hereinafter referred to as “Delphi International Operations Luxembourg”

And    Mr. Liam Butterworth

[•]

Hereinafter referred to as the “Employee”

Whereas the Parties have entered into an Employment Agreement on 1st February 2014 (the “Original Agreement”), and now wish to clarify the interpretation of article 4 of the Original Agreement.

The parties have agreed as follows:

Article 4 – Salary shall be read as follows:

Gross monthly salary will be 35,138.46 € [annual gross including 13th month: Salary 456,799.98 €] (COLA 775.17). A year end gratuity equal to one month salary is paid to all employees in December. The salary is subject to deductions of legal contributions and taxes which will be made prior to payment without consent of the Employee. No fees other than those required by law can be collected by the Company. Salary payments are made at the end of each calendar month directly into the Employee’s nominated bank account.

In the context of the application of the Luxembourg Special Tax Regime for Inbound Employees provided for by the Circular Letter n°95/2 dated 27 January 2014, the gross monthly salary of 35,138.46 € will incorporate:

•	An allowance to cover the recurring charges linked to the employment in Luxembourg (i.e. housing and tax equalisation costs) of maximum 6,153.85 € (80,000 € per year);

•	An allowance to compensate the Employee for the cost of living differential between Luxembourg and France of maximum 2,769.23 € (36,000 € per year).

Signed in two originals in Bascharage, December 1st, 2014

Delphi International Operations Luxembourg. Liam Butterworth

Delphi International Operations Luxembourg S. à r.l.    Siége social :

Société à responsabilité limitée    Avenue de Luxembourg

Au capital de 123,200,050 Euros    L-4940 Bascharage

Immatriculée au Registre de Commerce et des Sociétés de Luxembourg

sous le numéro B 99 207

N° de TVA : LU20113988

Autorisation d’ établissement : 10036403 / 0